UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2025

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N Federal Hwy, Suite B200
Boca Raton FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreements

On October 20, 2025, Greenlane Holdings, Inc. (the “Company”) entered into subscription agreements (the “Cash Subscription Agreements”) with certain accredited investors (the “Cash Subscribers”) pursuant to which the Company agreed to sell and issue to the Cash Subscribers in a private placement offering (the “Cash Offering”) an aggregate offering of (i) 3,068,012 shares (the “Cash Shares”) of Class A common stock of the Company, par value $0.01 per share (the “Common Stock”), at an offering price of $3.84 per share (the “Cash Purchase Price”), and (ii) pre-funded warrants (the “Cash Pre-Funded Warrants” and, together with the Common Stock, the “Cash Securities”) to purchase 10,045,000 shares of Common Stock (the “Cash Pre-Funded Warrant Shares”) at a purchase price equal to the Cash Purchase Price less $0.01 per Cash Pre-Funded Warrant. In the Cash Offering, the Cash Subscribers will tender any of U.S. dollars, USDC or USDT (or a combination thereof) to the Company as consideration for the Cash Securities.

Each of the Cash Pre-Funded Warrants is exercisable for one share of Common Stock at the remaining exercise price of $0.01 per Cash Pre-Funded Warrant Share, and may be exercised at any time following the closing of the Cash Offering until all of the Cash Pre-Funded Warrants issued in the Cash Offering are exercised in full. Each Cash Subscriber’s ability to exercise its Cash Pre-Funded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein.

On October 20, 2025, the Company also entered into subscription agreements (the “Cryptocurrency Subscription Agreements” and, together with the Cash Subscription Agreements, the “Subscription Agreements”) with certain accredited investors (the “Cryptocurrency Subscribers” and, together with the Cash Subscribers, the “Subscribers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Subscribers in a private placement offering (the “Cryptocurrency Offering” and, together with the Cash Offering, the “Offerings”) pre-funded warrants (the “Cryptocurrency Pre-Funded Warrants” and, together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) to purchase 15,504,902 shares of Common Stock (the “Cryptocurrency Pre-Funded Warrant Shares” and, together with the Cash Pre-Funded Warrant Shares, the “Pre-Funded Warrant Shares”) which the native digital asset of the Berachain blockchain, referred to as BERA (“BERA”), will be valued for purposes of the Cryptocurrency Subscription Agreements at $1.9477 for Cryptocurrency Subscribers (based on the seven day trailing VWAP using Binance 1-hour Kline data), or $0.9836 in the case of the Berachain Foundation (representing a 49.5% discount). The Pre-Funded Warrants have an exercise price of $0.01 per share. In the Cryptocurrency Offering, the Cryptocurrency Subscribers will tender either Unlocked BERA tokens or Locked BERA tokens to the Company as consideration for the Cryptocurrency Pre-Funded Warrants.

The exercise of the Cryptocurrency Pre-Funded Warrants into Cryptocurrency Pre-Funded Warrant Shares is subject to stockholder approval (“Stockholder Approval”) and such warrants will not be exercisable for Common Stock until such Stockholder Approval is received. Pursuant to the Cryptocurrency Subscription Agreement, the Company will hold a special meeting of stockholders to obtain Stockholder Approval as soon as practicable after the closing date of the Offerings. Each of the Cryptocurrency Pre-Funded Warrants is exercisable for one share of Common Stock at the exercise price of $0.01 per Cryptocurrency Pre-Funded Warrant Share, immediately exercisable following Stockholder Approval (the “Effective Date”), and may be exercised at any time on or after the Effective Date until all of the Cryptocurrency Pre-Funded Warrants issued in the Offerings are exercised in full. Each Cryptocurrency Subscriber’s ability to exercise its Cryptocurrency Pre-Funded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein.

The Company raised proceeds of approximately $110 million in the Offerings. In connection with the Offerings, the Company adopted a digital asset treasury strategy under which the principal holding will be BERA, the native digital asset of the Berachain blockchain.

Aegis Capital Corp. served as exclusive placement agent to the Company in connection with the Offerings.

The Cash Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Cash Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The closing of the Offerings is expected to occur on or about October 23, 2025, subject to the satisfaction of customary closing conditions. The Company intends to use the net cash proceeds from the Offerings to fund the acquisition of BERA through open market purchases only and the establishment of the Company’s BERA treasury operations, as well as for working capital, general corporate purposes and to pay all transaction fees and expenses related thereto. The Company will maintain the net proceeds of the Offerings in a separate account and shall not commingle such net proceeds with any other proceeds received by the Company from any other financing or capital raising activities. Each of the Company’s directors and officers, Polychain (as defined below), and the Berachain Foundation have agreed to not sell, transfer, pledge, hedge, or otherwise dispose of any Company securities for a period of 180 days after the date of the Subscription Agreements pursuant to lock-up agreements to be entered into in connection with the Offerings (the “Lock-up Agreements”).

The Subscription Agreements contain customary representations and warranties by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. In addition, the Subscription Agreements contain customary covenants on the Company’s part that are typical for transactions of this type, as well as the following additional covenants:

i.	the Company agreed that, effective upon the closing of the Offerings, the Company will adopt a treasury reserve policy, under which the Company’s treasury reserve assets will consist of (i) cash and cash equivalents and short-term investments (“Cash Assets”) that exceed working capital requirements and (ii) BERA that will serve as the primary treasury reserve asset of the Company on an ongoing basis, subject to market conditions and anticipated needs of the business for Cash Assets and oversight by the Digital Assets Committee (as defined below) of the Company’s board of directors (the “Board”);

ii.	the Company agreed to hold a special meeting of stockholders at the earliest practicable date after the date of the Subscription Agreements for the purpose of obtaining Stockholder Approval (as defined in the Subscription Agreements) (such meeting, the “Stockholder Approval Meeting”), with the recommendation of the Board that proposals for its issuance of the Acquired Securities (as defined in the Subscription Agreements), the Strategic Advisor Warrants (as defined below), the Strategic Advisor Warrant Shares (as defined below) in accordance with the applicable law and the rules and regulations of Nasdaq be approved, and the Company agreed to solicit proxies from its stockholders in connection therewith and all management-appointed proxyholders agreed to vote their proxies in favor of such proposal; and

iii.	the Company agreed that it will take all necessary corporate action such that (a) the authorized size of the Board shall be six (6) members, (b) the Board shall establish a digital assets committee (the “Digital Assets Committee”) which shall be comprised solely of the New Directors (as defined below), and will be chaired by a New Director, (c) two (2) individuals designated by Polychain Capital LP (“Polychain”) shall be appointed to the Board at Closing and two (2) individuals designated by Polychain shall be appointed to the Board following and subject to Stockholder Approval (collectively, the “New Directors”), (d) certain of the New Directors will be appointed as members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Board, as designated by Polychain, and (e) an individual designated by Polychain shall be appointed as the Chief Investment Officer of the Company.

Additionally, pursuant to the Subscription Agreements, the Company agreed to use commercially reasonable efforts to file a registration statement with the U.S. Securities and Exchange Commission, within 30 days of the closing of the Offerings registering the resale of the Cash Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Strategic Advisor Warrants (as defined below) and the shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants (the “Strategic Advisor Warrant Shares”).

On October 20, 2025, the Company also entered into a placement agent agreement (the “Placement Agreement”) with Aegis Capital Corp. (“Aegis” or the “Placement Agent”), pursuant to which the Company engaged Aegis to act as its sole placement agent in connection with the offering. Pursuant to the terms of the Placement Agreement, the Placement Agent agreed to use its best efforts to arrange for the sale of the Securities in the offering. As compensation to the Placement Agent, the Company paid the Placement Agent placement commission equal to 2% of the Placement (or 1.0% placement commission for any investors introduced by the Company, Polychain or the Berachain Foundation (or any affiliate of any of the foregoing) to Aegis), plus an additional $5 million. In addition, the Company agreed to reimburse the Placement Agent for certain of out-of-pocket expenses, including for reasonable legal fees and disbursements for its counsel.

The foregoing summaries of the Placement Agent Agreement, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, the Cash Subscription Agreement, the Cryptocurrency Subscription Agreement and the Form of Lock-up Agreement, do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which are attached hereto as Exhibits 1.1, 4.1, 4.2, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K (this “Current Report”) and are hereby incorporated by reference into this Item 1.01.

Strategic Advisor Agreements

In connection with the Offerings, the Company has agreed to enter into Strategic Advisory Agreements (the “Strategic Advisory Agreements”) with the certain strategic advisors (the “Strategic Advisors”), pursuant to which the Company engaged the Strategic Advisors to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of three (3) years, which term automatically renews for successive periods of one (1) year each. Either the Company or the Strategic Advisors may terminate the Strategic Advisor Agreements upon written notice of a material breach by the other party that has not been cured within thirty (30) days’ of receipt of the written notice, unless either party provides written notice of non-renewal at least sixty (60) days prior to the end of the then-current term. Pursuant to the terms of the Strategic Advisor Agreements, the Company issued to the Strategic Advisors, the Strategic Advisor warrants (the “Strategic Advisor Warrants”) to purchase 5,000,000 shares of the Company’s Common Stock (the “Strategic Advisor Warrant Shares”) which is equal approximately to $19.2 million worth of Cash Shares at the time of the Offerings.

The exercise price per share of the Strategic Advisor Warrants shall be equal to $0.01 per Strategic Advisor Warrant. The Strategic Advisor Warrants shall be exercisable, in whole or in part, at any time and from time to time following the receipt of stockholder approval, for a period of ten (10) years from the date of issuance. The Strategic Advisor Agreements also contain customary representations and warranties, confidentiality provisions and limitations on liability.

The Strategic Advisor Warrants and the Strategic Advisor Warrant Shares are being offered in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Strategic Advisor Warrants and the Strategic Advisor Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The foregoing descriptions of the Strategic Advisor Agreements and Strategic Advisor Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Form of Strategic Advisor Agreement and the Form of Strategic Advisor Warrants, copies of which are attached hereto as Exhibits 10.4 and 4.3, respectively, to this Current Report and are hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. Based in part upon the representations of the Subscribers in the Subscription Agreements, the offering and sale of the Cash Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Strategic Advisor Warrants and the Strategic Advisor Warrant Shares will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Item 7.01. Regulation FD Disclosure.

Press Release Announcing the Offerings

On October 20, 2025, the Company issued a press release announcing the signing of the Subscription Agreements, pricing of the Offerings and estimated aggregate gross proceeds of approximately $110 million in cash, before deducting placement agent fees and other offering expenses, to implement a BERA treasury strategy. A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Corporate Presentation

In connection with the Offerings, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished as Exhibit 99.2 to this Current Report.

The information under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding the potential for and amount of additional cash proceeds from warrant exercises, the anticipated closing date of the PIPE, use of proceeds from the announced PIPE, future announcements and priorities, expectations regarding management, market position, business strategies, future financial and operating performance, and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; the market performance of BERA; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 21, 2025, and in the Company’s subsequent filings with the SEC. These filings are available at www.sec.gov. The forward-looking statements in this Form 8-K speak only as of the date of this document, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
1.1	Form of Placement Agent Agreement
4.1	Form of Cash Pre-Funded Warrant
4.2	Form of Cryptocurrency Pre-Funded Warrant
4.3	Form of Strategic Advisor Warrant
10.1	Form of Cash Securities Purchase Agreement between Greenlane Holdings, Inc. and each Purchaser (as defined therein)
10.2	Form of Cryptocurrency Securities Purchase Agreement between Greenlane Holdings, Inc. and each Purchaser (as defined therein)
10.3	Form of Lock-up Agreement
10.4	Form of Strategic Advisor Agreement between Greenlane Holdings, Inc. and the Advisors (as defined therein)
99.1	Press Release, dated October 20, 2025.
99.2	Corporate Presentation, dated October 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: October 20, 2025	By:	/s/ Barbara Sher
Barbara Sher
Chief Executive Officer